Exhibit 99.1

Restoration Hardware, Inc. Reports First Quarter 2003 Results

CORTE MADERA, Calif. (May 21, 2003)  — Restoration Hardware, Inc. (Nasdaq: RSTO) today reported net sales for the first quarter of $81.8 million, an 18% increase versus net sales of $69.4 million for the same period a year ago. Comparable store sales for the first quarter increased 11.9%.  Direct-to-customer sales, which include catalog and Internet, increased 72% to $11.3 million in the first quarter.

The Company’s operating loss for the quarter was $8.1 million, versus an operating loss of $16.6 million in the first quarter last year.  The Company reported a net loss available to common stockholders of $5.2 million, or $0.17 per share for the first quarter, versus a net loss available to common stockholders of $7.5 million, or $0.25 per share in the first quarter a year ago.  The Company’s prior year first quarter results included $4.0 million of one-time additional income tax benefits, as a consequence of the economic stimulus bill enacted March 9, 2002.

Gary Friedman, the Company’s President and CEO stated,  “We are pleased with our results in this past quarter.  We significantly reduced our losses versus a year ago, and exceeded our previous earnings guidance of a loss of $0.20 to $0.22 per share, despite a difficult retail environment.”

Mr. Friedman continued, “Our comparable store increase of 17.6% in April, on top of a double-digit increase in the April period a year ago, demonstrates that our new strategy is being embraced by our customers.  Despite the recent positive sales trends, we believe it remains prudent to plan conservatively within the current economic climate.  Looking forward, we are planning second quarter comparable store sales to increase in the mid single digits, and forecasting a loss of $0.09 to $0.11 per share for the quarter, versus a loss of $0.13 per share in the second quarter a year ago.  For the year, we are maintaining our previous guidance for operating margins in the range of 1% to 2% of sales.”

As of May 3, 2003 the Company operated 105 retail stores in 31 states, the District of Columbia and Canada.

Conference Call:

The Company’s first quarter earnings conference call is scheduled for Wednesday, May 21, 2003 at 2:00 p.m. (Pacific Daylight Time).  The dial-in number is 1 (800) 362-0571.  A live webcast of the call is available at http://www.firstcallevents.com/service/ajwz38215668gf12.html.   A webcast replay of the call will be available at www.restorationhardware.com under “Company Info-Invester Relations” until May 21, 2004.

About Restoration Hardware, Inc.

Restoration Hardware, Inc. is a specialty retailer of home furnishings, functional and decorative hardware and related merchandise that reflects the Company’s classic and authentic American point of view.  Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800 762-1005) and on-line at www.restorationhardware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements that involve known and unknown risks.  Such forward-looking statements include, without limitation, statements concerning or relating to implications of the Company’s financial results for the first quarter ended May 3, 2003, statements regarding implications of the Company’s new strategy, statements reflective of financial guidance for the Company for the second quarter of fiscal 2003 and for the entire fiscal year of 2003, and other statements containing words such as “believes,” “anticipates,” “estimates,” “plans,” “forecasts,” “expects,” “may,” “intends” and words of similar import or statements of management’s opinion.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, including financial results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause such differences include, but are not limited to, finalization of financial results for the first quarter ended May 3, 2003, customer reactions to the Company’s current programs and strategies, timely introduction and customer acceptance of the Company’s merchandise, further customer acceptance of the Company’s private label credit card, timely and effective sourcing of the Company’s merchandise from its foreign and domestic vendors and delivery of merchandise through its supply chain to its stores and customers, effective inventory and catalog management, changes in investor perceptions of the Company, fluctuations in comparable store sales, limitations resulting from restrictive covenants in the Company’s credit facility, changes in economic or business conditions in general, changes in product supply, changes in the competitive environment in which the Company operates, changes in the Company’s management information needs, changes in customer needs and expectations, governmental actions and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-K for the fiscal year ended February 1, 2003 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the captions “Liquidity and Capital Resources” and “Critical Accounting Policies,” in “Business” under the caption “Factors that May Affect our Future Operating Results” and in “Controls and Procedures.”  Guidance offered by the Company represents a point-in-time estimate made by management of the Company.  The Company undertakes no obligation to update any guidance or any other forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:

Restoration Hardware, Inc.

Kevin W. Shahan

Vice President and Chief Financial Officer

(415) 924-1005

(415) 945-4679 Fax

RESTORATION HARDWARE, INC.

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

(in thousands except per share and store data)

	13 weeks ended		13 weeks ended
	5/3/03	% of sales	5/4/02	% of sales

Net sales	$81,766	100.0%	$69,377	100.0%
Cost of sales and occupancy	61,825	75.6%	58,489	84.3%
Gross profit	19,941	24.4%	10,888	15.7%

Selling, general and administrative	28,029	34.3%	27,458	39.6%
Loss from operations	(8,088)	-9.9%	(16,570)	-23.9%

Interest expense, net	(562)	-0.7%	(493)	-0.7%
Change in fair value of warrants	—	0.0%	(278)	-0.4%
Loss before income taxes	(8,650)	-10.6%	(17,341)	-25.0%

Income tax benefit	3,460	4.2%	10,248	14.8%

Net loss	(5,190)	-6.3%	(7,093)	-10.2%

Preferred shareholder return:
Dividends	—	0.0%	(358)	-0.5%
Beneficial conversion charges	—	0.0%	—	0.0%

Loss available to common stockholders	$(5,190)	-6.3%	$(7,451)	-10.7%

Stores open at end of period	105		105

Total selling square footage	688,634		688,634

Loss per share, basic and diluted	$(0.17)		$(0.25)

Weighted average shares	30,052		29,246

RESTORATION HARDWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	May 3, 2003	May 4, 2002

Current assets
Cash	$1,814	$2,225
Accounts receivable	3,989	5,007
Merchandise inventories	99,702	77,982
Prepaid expense and other current assets	11,123	16,393
Total current assets	116,628	101,607

Property and equipment, net	86,023	96,760
Goodwill	4,560	4,560
Other long term assets	22,953	20,096

Total assets	$230,164	$223,023

Current liabilities
Accounts payable and accrued expenses	$33,061	$46,494
Deferred revenue	5,073	3,623
Revolving line of credit, net of debt issuance costs	0	8,475
Other current liabilities	8,659	8,966
Total current liabilities	46,793	67,558

Long term line of credit, net of debt issuance costs	27,250	0
Deferred lease incentives	37,290	41,903
Deferred rent	14,324	13,100
Other long term obligations	109	142
Total liabilities	125,766	122,703

Series A redeemable preferred stock	13,328	13,529

Common stock	151,938	148,686
Stockholder loan	—	(2,050)
Unearned compensation	(534)	(1,000)
Accumulated other comprehensive income	211	146
Accumulated deficit	(60,545)	(58,991)
Total stockholders’ equity	91,070	86,791

Total liabilities, redeemable preferred stock and stockholders’ equity	$230,164	$223,023